UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The term of office as a director of Ronald V. Aprahamian expires at the Annual Meeting (as defined below). On September 17, 2008, Mr. Aprahamian notified Sunrise’s Board of Directors that he did not wish to be nominated for re-election at the Annual Meeting. As a result, on September 17, 2008 the Board fixed the total number of directors at nine effective as of the Annual Meeting.

Item 8.01. Other Events

On September 18, 2008, the Company issued a press release announcing that its 2008 annual meeting of stockholders (the “Annual Meeting”) will be held on November 13, 2008, at 9:00 a.m., local time, at the Hilton McLean, 7920 Jones Branch Drive, McLean, Virginia. Stockholders of record at the close of business on September 19, 2008 will be entitled to notice of and to vote at the Annual Meeting. The Company will mail its definitive proxy materials to its stockholders prior to the Annual Meeting.

Matters to be considered at the Annual Meeting include the election of three directors, the de-staggering of the Board and related amendments to the Company’s certificate of incorporation and approval of a new stock compensation plan.

The press release constitutes public disclosure of the date of the Annual Meeting for purposes of Section 2.12 and Section 3.8 of the Company’s bylaws. In accordance with these provisions of the Company's bylaws, written notice of any business to be brought by any stockholder at the Annual Meeting and any stockholder nominations of persons for election to the Company's Board of Directors at the Annual Meeting must be delivered to, or mailed to and received by, the Secretary of the Company at its principal executive office located at 7902 Westpark Drive, McLean, Virginia 22102, no later than October 3, 2008. The Company's bylaws further specify the procedures to be followed and the information to be furnished by any stockholder in order to bring business before, or to make nominations of directors at, the Annual Meeting. A copy of the Company’s bylaws may be obtained from the Secretary of the Company by submitting a request to Sunrise Senior Living, Inc., 7902 Westpark Drive, McLean, Virginia 22102. Attention: Secretary, Phone: (703) 273-7500. A copy of the bylaws is also included as an exhibit to a Form 8-K filed by the Company with the Securities and Exchange Commission on March 18, 2008.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has established the close of business on October 3, 2008 for receipt by the Company of any stockholder proposals submitted under Rule 14a-8 for inclusion in the Company’s proxy materials for the Annual Meeting. Such proposals must be delivered to the Secretary of  the Company at the Company’s address noted above. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

99.1	Press release dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: September 18, 2008	By:	/s/ Richard J. Nadeau
Richard J. Nadeau Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 18, 2008